October 27, 2015 Third Quarter 2015 Financial Results

October 27, 2015 1 Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, asset and rate base growth, capital expenditures, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10- K, most recent form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

Third Quarter Earnings Summary

	Q3 2015	Q3 2014	Variance
Core Earnings Per Share (EPS)[1]			
SCE	$1.19	$1.54	($0.35)
EIX Parent & Other	(0.03)	(0.02)	(0.01)
Core EPS[1]	**$1.16**	**$1.52**	**($0.36)**
Non-Core Items[2]			
SCE	$ –	$ –	$ –
EIX Parent & Other	–	–	–
Discontinued Operations	0.13	(0.05)	0.18
Total Non-Core	**$0.13**	**($0.05)**	**$0.18**
Basic EPS	**$1.29**	**$1.47**	**($0.18)**
Diluted EPS	**$1.28**	**$1.46**	**($0.18)**

SCE Key Core EPS Drivers		
Lower revenue[3]		($0.40)
- Lower GRC revenue – tax repairs[4]	(0.20)	
- Lower GRC revenue – other[4]	(0.22)	
- FERC revenue and other	0.02	
Higher O&M		(0.03)
Higher depreciation		(0.02)
Lower net financing costs		0.02
Income taxes		0.08
- Higher authorized tax repair deductions[4]	0.20	
- 2014 incremental tax repair deductions	(0.11)	
- Lower tax benefits	(0.01)	
Total		($0.35)

EIX Key Core EPS Drivers	
Lower income from Edison Capital	($0.02)
Income taxes and expenses	0.01
Total	($0.01)

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Refer to "Management Overview" in the September 30, 2015 Form 10-Q for discussion of non-core items
3. Excludes San Onofre revenue of $0.09, which was offset by amortization of regulatory assets of $(0.13), interest expense of $(0.01), O&M of $0.04, income taxes of $0.02 and other of $(0.01)
4. During the third quarter of 2015, SCE recorded revenue subject to refund of $233 million $(0.42). Higher authorized tax repair deductions were $0.20 per share which is reflected in the revenue subject to refund. Lower operating costs and other income tax benefits were reflected in the 2015 GRC thereby reducing authorized revenue as compared to 2014

October 27, 2015 2 EDISON INTERNATIONAL®

October 27, 2015 3 $1.16 (0.20) (0.03) (0.02) (0.12) (0.01) 0.02 $1.52 Q3 2014 Core EPS Lower Revenue Higher O&M Higher Depreciation Lower Net Financing Costs Higher Income Taxes EIX Parent & Other Q3 2015 Core EPS Key Drivers of Q3 2015 Core EPS Lower revenues reflect 2015 GRC Proposed Decision 1 1 Note: See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 1. Lower GRC revenue – tax repairs of $(0.20) are netted against higher authorized tax repair deductions of $0.20 on this graph; these items do not have an earnings impact ($ per share)

YTD 2015 Earnings Summary

	YTD 2015	YTD 2014	Variance
Core Earnings Per Share (EPS)[1]			
SCE	$3.31	$3.58	($0.27)
EIX Parent & Other	(0.09)	(0.08)	($0.01)
Core EPS[1]	**$3.22**	**$3.50**	**($0.28)**
Non-Core Items[2]			
SCE	$ –	($0.29)	$0.29
EIX Parent & Other	0.02	–	0.02
Discontinued Operations	0.13	0.45	(0.32)
Total Non-Core	**$0.15**	**$0.16**	**($0.01)**
Basic EPS	**$3.37**	**$3.66**	**($0.29)**
Diluted EPS	**$3.34**	**$3.62**	**($0.28)**

SCE Key Core EPS Drivers		
Lower revenue[3]		($0.43)
- Lower GRC revenue – tax repairs[4]	(0.36)	
- Lower GRC revenue – other[4]	(0.22)	
- FERC revenue and other	0.15	
Higher O&M		(0.02)
Higher depreciation		(0.11)
Lower net financing costs		0.08
Income taxes		0.28
- Higher authorized tax repair deductions[4]	0.36	
- 2014 incremental tax repair deductions	(0.26)	
- 2015 change in uncertain tax positions	0.31	
- 2014 change in uncertain tax positions	(0.09)	
- Lower tax benefits	(0.04)	
Other items		(0.07)
- Property taxes and other[5]	(0.04)	
- Generator settlements	(0.03)	
Total		($0.27)

EIX Key Core EPS Drivers	
Income taxes and expenses	($0.01)
Total	($0.01)

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Refer to "Management Overview" in the September 30, 2015 Form 10-Q for discussion of non-core items
3. Excludes San Onofre revenue of $0.15, which was offset by amortization of regulatory assets of $(0.25), interest expense of $(0.02), O&M of $0.11, income taxes of $0.02 and other of $(0.01)
4. During the nine months of 2015, SCE recorded revenue subject to refund of $318 million $(0.58). Higher authorized tax repair deductions were $0.36 per share which is reflected in the revenue subject to refund. Lower operating costs and other income tax benefits were reflected in the 2015 GRC thereby reducing authorized revenue as compared to 2014
5. Includes San Onofre impact of $(0.01) primarily due to property and sales tax refund of $0.02 related to replacement steam generators for the nine months ended September 30, 2014

October 27, 2015 4 EDISON INTERNATIONAL

October 27, 2015 5 Key Drivers of YTD 2015 Core EPS $3.22 (0.07) (0.02) (0.11) (0.08) (0.04) (0.03) (0.01) 0.08 $3.50 YTD 2014 Core EPS Lower Revenue Higher O&M Higher Depreciation Lower Net Financing Costs Higher Income Taxes Property Taxes and Other Generator Settlements EIX Parent & Other YTD 2015 Core EPS Note: See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 1. Lower GRC revenue – tax repairs of $(0.36) are netted against higher authorized tax repair deductions of $0.36 on this graph; these items do not have an earnings impact 1 1 ($ per share)

October 27, 2015 6 On September 18, 2015, the CPUC issued a proposed decision which is supportive of SCE strategy to increase infrastructure investment consistent with capital plan while mitigating customer rate impacts through productivity and lower operating costs • 2015 revenue requirement proposed decision of $5.159 billion - $353 million reduction from SCE’s 2015 request - $474 million decrease from presently authorized base rates • 2015 capital spending reduced $300 million in 2015 from SCE’s request • 2015 rate base proposed decision of $17.467 billion, $709 million below SCE’s request Year SCE Update Testimony 5/11/15 (Table II-4) Proposed Decision 9/18/15 Difference Base Revenue Requirement 2015 $5.512 $5.159 ($0.353) 2016 $5.748 $5.429 ($0.319) 2017 $6.067 $5.704 ($0.363) CPUC Rate Base 2015 $18.176 $17.467 ($0.709) 2016 $19.933 $19.229 ($0.704) 2017 $21.603 $20.725 ($0.878) ($ billions) 2015 General Rate Case Proposed Decision

October 27, 2015 7 $80 million compensation expense reduction • Reductions in short-term incentives even though total compensation is 5% below market $10 million commercial solar program disallowance • Contract early termination payment resulted in over $200 million in customer savings 2015 General Rate Case Proposed Decision (cont.) Key Open Rate Base Items Other Key Open Items $344 million tax adjustment • Attempts to recapture incremental 2012- 14 tax repair benefits • Retroactive ratemaking, an illegal taking, and likely IRS normalization violation $180 million exclusion of customer deposits • SCE proposal is consistent with CPUC standard practices and treatment of other utilities $73 million pole loading capital spending reduction • 20% reduction in joint pole replacements and 3% cost reduction ($100 million capital expenditure reduction)

October 27, 2015 8 SCE 2015-2017 Capital Expenditures • Incorporates CPUC 2015 GRC proposed decision • Outlook adjusted for delays in FERC spending of approximately $50 million in 2015 and $350 million in 2016 related to shift in project schedules out in time Note: Forecasted capital spending subject to timely receipt of permitting, licensing, and regulatory approvals. The forecasted capital spending includes CPUC, FERC and other spending Range case includes a 12% reduction of FERC expenditures in 2016 and 2017 ($ billions) 2015-17 Total Outlook $3.9 $3.8 $4.1 $11.8 Range $3.9 $3.7 $4.0 $11.6 $3.9 $3.8 $4.1 2015 2016 2017 Distribution Transmission Generation $11.6 – $11.8 Billion Capital Program for 2015-2017 2018+ Capital Spending Outlook • SCE anticipates long-term capital spending to continue at least in the range of ~$4 billion annually, although could result in higher spending pending CPUC approval in future GRCs

October 27, 2015 9 SCE 2015-2017 Rate Base • Includes updated FERC capital spending forecast (rate base reductions of $0.1, $0.3 and $0.6 billion in 2015, 2016 and 2017 respectively) and GRC proposed decision rate base adjustments, except for $344 million rate base reduction for repair deduction tax treatment - If tax treatment is adopted in GRC final decision, then each year’s forecast is reduced by same amount • FERC rate base includes Construction Work in Progress (CWIP) and is approximately 22% of SCE’s rate base outlook by 2017 • Excludes SONGS regulatory asset ($ billions) Outlook Range $23.1 $24.9 $26.7 $23.1 $25.0 $26.9 2015 2016 2017 Note: Weighted-average year basis, 2015-2017 CPUC rate base proposed decision and consolidation of CWIP projects. Rate base forecast range reflects capital expenditure forecast range Rate base calculated under current tax law 8% Average Annual Rate Base Growth for 2015-2017 2018+ Rate Base Outlook • Sustained growth tied to long-term capital spending outlook

October 27, 2015 10 CPUC and FERC Cost of Capital 3 4 5 6 7 10/1/12 10/1/13 10/1/14 10/1/15 10/1/16 R a t e ( % ) CPUC Adjustment Mechanism Moody’s Baa Utility Index Spot Rate Moving Average (10/1/14 – 9/30/15) = 4.82% 100 basis point +/- Deadband Starting Value – 5.00% CPUC – 48% common equity and Return on Equity (ROE) adjustment mechanism has been extended through 2016 • Weighted average authorized cost of capital – 7.90% • ROE adjustment based on 12-month average of Moody’s Baa utility bond rates, measured from Oct. 1 to Sept. 30 • If index exceeds 100 bps deadband from starting index value, authorized ROE changes by half the difference • Starting index value based on trailing 12 months of Moody’s Baa index as of September 30, 2012 – 5.00% • Application in April 2016 for 2017 Cost of Capital – adjustment mechanism continues in the interim FERC – comparable to CPUC 10.45% ROE • Includes 9.30% base + 50 bps CAISO participation plus project incentives • Moratorium on filing ROE changes expired July 1, 2015 • FERC Formula recovery mechanism in effect through December 31, 2017

October 27, 2015 11 Other Financial Topics Topic Update Comments SCE EIX Holding Company Shelf registration refiled • Flexibility to term-out commercial paper borrowings ($738 million outstanding at Sept. 30 (vs. $545 million at June 30) • Second EME settlement payment of $204 million made on September 30 Edison Capital sale agreement • Agreement reached to sell its remaining affordable housing investments; expected to close in Q4 • Business exit; proceeds reflected in non-core earnings Weighted-average equity percentage 9/30/15 6/30/15 9/30/14 • Expect to remain above 48% regulatory minimum49.5% 48.9% 48.3% ERRA balancing account1 $112 ($543) ($1,570) • NEIL settlement proceeds of $313 million to be refunded to ERRA ($ millions, except percent) 1. Over-collection/(under-collection)

2015 Core and Basic Earnings Guidance

($ per share)

2015 Earnings Guidance as of October 27, 2015

	Low	Midpoint	High
SCE		$3.97	
EIX Parent & Other		(0.15)	
EIX Core EPS[1]	**$3.77**	**$3.82**	**$3.87**
Non-Core Items[2]	0.15	0.15	0.15
EIX Basic EPS	**$3.92**	**$3.97**	**$4.02**



$3.56
0.41
(0.15)
$3.82
• Change in uncertain tax positions - $0.31
• AFUDC net benefits[4] - $0.07
• Energy efficiency - $0.05
• Severance –$(0.03)
• Ex-parte penalty & Other - $0.01
SCE 2015 EPS from Rate Base Forecast
2015 SCE Variances
EIX Parent & Other
2015 Core EIX EPS Midpoint Guidance

Key Assumptions

- Revenues based largely on GRC proposed decision other than two open regulatory items[3]
- Weighted-average 2015 rate base of $23.1 billion (see Rate Base Forecast)
- Authorized capital structure – 48% equity; 10.45% CPUC and FERC ROE
- 325.8 million common shares outstanding
- Energy efficiency earnings of $0.05 per share
- No change in tax policy
- Includes proposed ex-parte penalty
- Excludes SONGS NEIL settlement benefit

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Non-core items recorded for the nine months ended September 30, 2015
3. $380 million regulatory asset related to recovery of repair deductions and $10 million solar termination payment
4. AFUDC benefits net certain SCE costs (such as philanthropy, executive compensation, and certain other allocated costs) not authorized by GRC proposed decision

October 27, 2015 12 EDISON INTERNATIONAL

October 27, 2015 13 Appendix

October 27, 2015 14 Earnings Non-GAAP Reconciliations Reconciliation of EIX Core Earnings to EIX GAAP Earnings Earnings Attributable to Edison International Core Earnings SCE EIX Parent & Other Core Earnings Non-Core Items SCE EIX Parent & Other Discontinued operations Total Non-Core Basic Earnings Q3 2014 $503 (7) $496 $ − – (16) $(16) $480 Q3 2015 $389 (12) $377 $ – 1 43 $44 $421 Note: See Use of Non-GAAP Financial Measures in Appendix YTD 2014 $1,168 (26) $1,142 $(96) – 146 $50 $1,192 YTD 2015 $1,079 (30) $1,049 $ – 7 43 $50 $1,099 ($ millions)

October 27, 2015 15 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Scott Cunningham, Vice President (626) 302‐2540 scott.cunningham@edisonintl.com Allison Bahen, Senior Manager (626) 302‐5493 allison.bahen@edisonintl.com